Exhibit 99.7

CHARTER OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE

BOARD OF DIRECTORS

OF

SERACARE LIFE SCIENCES, INC.

ADOPTED MAY 18, 2007

I.	PURPOSES OF THE COMMITTEE

The purposes of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of SeraCare Life Sciences, Inc. the (“Company”) are to:

(a)	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for each annual meeting of shareholders;

(b)	advise the Board with respect to Board composition, procedures and committees;

(c)	recommend to the Board directors to serve on each committee of the Board;

(d)	develop and recommend to the Board a set of corporate governance principles applicable to the Company;

(e)	oversee the evaluation of the Board and the Company’s management; and

(f)	take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.

II.	COMPOSITION OF THE COMMITTEE

The Committee will be comprised of two or more directors, as determined from time to time by the Board. The members of the Committee will be appointed by and serve at the discretion of the Board. Committee members may be removed at any time by a majority vote of the Board. Vacancies will be filled by majority vote of the Board.

All members of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the NASDAQ, other applicable law and any additional requirements that the Board deems appropriate.

The Board will appoint the chairperson of the Committee.

III.	AUTHORITY, DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Company’s charter and bylaws:

(a)	Board Composition and Procedures

(i) Review annually with the Board the composition of the Board as a whole and recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by the NASDAQ.

(ii) Review periodically the size of the Board and recommend to the Board any appropriate changes.

(iii) Make recommendations concerning any other aspect of the procedures of the Board that the Committee considered warranted, including but not limited to procedures with respect to the waiver by the Board of any Company rule, guideline, procedure or corporate governance guideline.

(b)	Board Candidates and Nominees

(i) Seek, identify, recruit and, if appropriate, interview candidates to fill positions on the Board, including persons submitted by the Company’s shareholders, and, if the Committee deems it appropriate, establish procedures to be followed by shareholders in submitting recommendations to Board candidates.

(ii) Evaluate the individuals being considered as directors. Among the criteria considered in the selection of candidates, the Committee shall look at the following attributes and criteria of candidates: skills, occupation, experience, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors the Committee considers appropriate in the context of the needs of the Board.

(iii) Select or recommend that the Board select, the director nominees for the annual meeting of shareholders, consistent with criteria approved by the Board

(iv) Review the suitability for continue service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

(c)	Board Committees

(i) After consultation with the Chairman of the Board and the Chief Executive Officer and after taking into account the experiences and expertise of individual directors, make recommendations to the Board regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

(ii) Monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

(iii) Review annually committee assignments and the policy with respect to the rotation of committee memberships and/or chairpersonships, and to report any recommendations to the Board.

(iv) Recommend that the Board establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

(d)	Corporate Governance

(i) Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, which shall be consistent with any applicable laws, regulations and listing standards.

(ii) Review from time to time, and at least annually, the corporate governance guidelines adopted by the Board to assure that they are appropriate for the Company and comply with the requirements of the NASDAQ and other applicable laws, and recommend any desirable changes to the Board.

(iii) Consider any other corporate governance issues that arise from time to time and develop appropriate recommendations for the Board.

(e)	Board Evaluation

(i) Oversee the evaluation of the Board as a whole and evaluate and report to the Board on the performance and effectiveness of the Board.

(ii) Establish such procedures as the Committee deems necessary or appropriate to exercise this oversight function.

(f)	Other Actions

Perform any other activities consistent with this Charter, the Securities and Exchange Commission and such other requirements applicable to the Company as the Committee or the Board deems necessary or appropriate.

IV.	MEETINGS AND PROCEDURES

The Committee will meet with such frequency, and at such times, as it determines necessary to carry out its duties and responsibilities, but shall meet at least two times annually. The Committee may request that any director, officer or employee of the Company or the Company’s outside counsel or independent public accountants attend any meeting of the Committee (or portion thereof) and provide such information as the Committee requests.

The Committee has the power to form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

Unless the Committee or the Board adopts other procedures, the provisions of the Company’s bylaws applicable to meetings of the Board will govern meetings of the Committee.

V.	LIMITATION OF AUTHORITY

If the Company is legally required by contract or otherwise to provide any third party with the ability to nominate a director to the Board, the selection and nomination of such director is not subject to the requirements set forth herein.

VI.	EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VII.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

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